EXHIBIT 10.2

STOCK AGREEMENT
STOCK AGREEMENT (this “Agreement”) dated as of September 10, 2014 by and between VICON INDUSTRIES, INC., a New York corporation (the “Corporation”), and ERIC FULLERTON (the “Employee”).
W I T N E S S E T H:
WHEREAS, the Board of Directors of the Corporation (the “Board”), including all of the independent members of the Board, have determined that it is desirable and in the best interests of the Corporation to issue to the Employee shares of common stock of the Corporation under this Agreement (i) to induce Employee to enter into the employ of the Corporation pursuant to an employment offer letter between the Corporation and Employee of even date herewith, and (ii) as an incentive for the Employee to advance the interests of the Corporation; and
WHEREAS, the Employee desires to accept such shares subject to the restrictions and other provisions of this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
1.Agreement to Issue. Subject to the terms and conditions set forth herein, the Corporation hereby agrees to issue to the Employee up to 600,000 shares (the “Shares”) of the Corporation’s common stock, par value $.01 per share (“Common Stock”). The Shares shall be issued on the issuance dates set forth in the table below (each, an “Issuance Date”), provided that Shares shall be issued on an Issuance Date only if the Employee is then employed by the Corporation or a subsidiary thereof. Notwithstanding the foregoing, 50,000 shares of the 150,000 shares designated to be issued on September 10, 2015 shall be issued to the Employee earlier upon the approval by the Board of a restructuring plan for the Corporation’s fiscal year ending September 30, 2015, which plan shall be submitted to the Board by the Employee no later than December 9, 2014.

Issuance Date	Shares to be Issued (1)
September 10, 2015	150,000 Shares
September 10, 2016	An additional 150,000 Shares
September 10, 2017	An additional 150,000 Shares
September 10, 2018	An additional 150,000 Shares
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(1) Such number and kind of Shares shall be appropriately adjusted to reflect any stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, reorganization or any other similar change in the capital structure of the Corporation.

2.Dividend, Voting and Other Rights. Employee shall not have any rights as a shareholder of the Corporation with respect to the Shares, including the right to vote the Shares or receive any dividends that may be paid thereon, unless and until (i) the Employee has satisfied all requirements for the issuance of such Shares pursuant to the terms of this Agreement, and (ii) the issuance of such Shares has been entered into the books and records of the Corporation.

3.Restrictions on Transfer. Employee hereby confirms that Employee has been informed that the Shares may be restricted securities under the Securities Act of 1933, as amended (the “Act”), upon their issuance and in such event may not be resold or transferred unless the Shares are first registered under the federal securities laws or unless an exemption from such registration is available. Employee further confirms, and represents and warrants to the Corporation, that he is an “accredited investor” under the Act.
4.Legend on Shares. Each certificate evidencing Shares that are restricted securities under the Act shall be stamped or otherwise imprinted with legends in substantially the following form:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAW.
5.Withholding. If any Federal, state or local taxes of any kind are required by law to be withheld with respect to the Shares or their issuance (or any distributions of other securities or property (including cash) thereon or issued in replacement thereof), (i) the Corporation and its subsidiaries shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to the Employee any Federal, state or local taxes of any kind required by law to be withheld with respect to the Shares; and (ii) if payment of the required tax is not made by the Employee, the Corporation may, at its option, redeem and cancel a sufficient number of Shares at their fair market value, to pay any tax required to be withheld.
6.No Right to Retention. This Agreement shall not entitle the Employee to any right or claim to be employed or retained by the Corporation or any subsidiary thereof or limit the right of the Corporation or any subsidiary thereof to terminate the Employee’s employment with the Corporation or any subsidiary thereof or to change the terms of such employment.
7.Resolution of Disputes. To ensure the rapid and economical resolution of disputes that may arise in connection with this Agreement, the Corporation and the Employee each agree that any and all disputes, claims, or causes of action arising from or relating to the enforcement, breach, performance, or interpretation of this Agreement will be resolved pursuant to the Federal Arbitration Act, 9 U.S.C. §1-16, and to the fullest extent permitted by law, by final, binding and confidential arbitration conducted by JAMS, Inc. (“JAMS”) or its successors by a single arbitrator. The arbitration will be held in New York, New York, or such other location as then-agreed by the parties.
8.Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Corporation, the Employee, the respective successors or heirs and personal representatives and permitted assigns of the Corporation and the Employee.
9.Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes other prior and contemporaneous arrangements or understandings with respect thereto. This Agreement cannot be changed or terminated orally.
10.Notices. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) one business day after the business day of transmission if sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) one business day after the business day of deposit with the carrier, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and telecopier numbers (or to such other addresses, telex numbers and telecopier numbers as a party may designate as to itself by notice to the other parties), if to the Employee at Employee’s address on the records of the Corporation, and if to the Corporation, to Vicon Industries, Inc., 131 Heartland Boulevard, Edgewood, New York 11717.
11.Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.
12.Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

13.Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability. Such prohibition or unenforceability in any one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
14.Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

VICON INDUSTRIES, INC.

By: /s/ John M. Badke
Name: John M. Badke
Title: Senior Vice President, Finance and
Chief Financial Officer

/s/ Eric Fullerton
Eric Fullerton, Employee